                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  SCHEDULE 14C


             Information Statement Pursuant to Section 14(c) of the

                         Securities Exchange Act of 1934


                           Check the appropriate box:


|_| Preliminary Information Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
    (2))

|X| Definitive Information Statement

                          ALLERGY RESEARCH GROUP, INC.

                (Name of Registrant as Specified In Its Charter)


                PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX)


|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

                          ALLERGY RESEARCH GROUP, INC.

                              2300 NORTH LOOP ROAD

                            ALAMEDA, CALIFORNIA 94502


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being furnished on or about August 4, 2008 to the holders of record as of the close of business on July 28, 2008 of the common stock of Allergy Research Group, Inc., a Florida corporation ("Allergy Research" or the "Company").

Allergy Research's Board of Directors has approved, and a total of 2 stockholders owning 9,863,250 shares of the 14,666,200 shares of common stock outstanding as of July 28, 2008, have consented in writing to the action described below. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding common stock and are sufficient under the Florida Business Corporation's Act and Allergy Research's Bylaws to approve the action. Accordingly, the action will not be submitted to the other stockholders of Allergy Research for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the action in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.


                          ACTION BY BOARD OF DIRECTORS

                                       AND

                             CONSENTING STOCKHOLDER


GENERAL

Allergy Research will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. Allergy Research will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of Allergy Research's common stock.

We will only deliver one Information Statement to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, Allergy Research will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address: Allergy Research Group, Inc., 2300 North Loop Road, Alameda, California 94502. Attn: Fred Salomon, President. Mr. Salomon may also be reached by telephone at (510) 263-2000.


INFORMATION ON CONSENTING STOCKHOLDER

Pursuant to Allergy Research's Bylaws and the Florida Business Corporation's Act ("FBCA"), a vote by the holders of at least a majority of Allergy Research's outstanding capital stock is required to effect the action described herein. Allergy Research's Articles of Incorporation do not authorize cumulative voting. As of the record date, Allergy Research had 14,666,200 voting shares of common stock issued and outstanding of which 7,333,101 shares are required to pass any stockholder resolutions. The consenting stockholders are the beneficial owner of 9,863,250 shares (all of which are held directly or in trusts over which the consenting stockholders act as trustees), which represents approximately 67% of the issued and outstanding shares of Allergy Research's common stock. Pursuant to Section 607.0704 of the FBCA, the consenting stockholders voted in favor of the actions described herein in a joint written consent, dated July 28, 2008. No consideration was paid for the consent. The consenting stockholders' names, affiliations with Allergy Research, and beneficial holdings are as follows:

--------------------------------------------------------------------------------------------------------------------
                               BENEFICIAL HOLDER AND
            NAME                      AFFILIATION                    SHARES BENEFICIALLY HELD        PERCENTAGE
--------------------------------------------------------------------------------------------------------------------
Stephen A. Levine, Ph.D.       Chief Executive Officer, Chief                     9,863,250(1)          67%
2300 North Loop Road           Financial Officer and Director
Alameda, CA 94502

Susan D. Levine                Vice-president, Secretary and
2300 North Loop Road           Director                                           9,863,250(1)          67%
Alameda, CA 94502

(1) Represent shares held by both stockholders jointly as community property as to 2,750,000 shares and as trustees for various revocable trusts established for the benefit of themselves and their children as to 6,092,308 and 707,692, respectively.


INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Our independent directors represent interested persons in the sole matter to be acted upon. We have received no notice from any of our directors that they will oppose any action to be taken.


PROPOSALS BY SECURITY HOLDERS


None.

DISSENTERS RIGHTS OF APPRAISAL

Pursuant to the FBCA, none of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 28, 2008, certain information regarding the ownership of Allergy Research's capital stock by each director and executive officer of Allergy Research, each person who is known to Allergy Research to be a beneficial owner of more than 5% of any class of its voting stock, and by all officers and directors of Allergy Research as a group. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investing power with respect to their shares of capital stock, including shares held in trust, except to the extent authority is shared by spouses under applicable community property laws.


Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of July 28, 2008 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 14,666,200 shares issued and outstanding on a fully diluted basis, as of July 28, 2008.

------------------------------ ----------------------------------- ---------------------------- --------------------
                                 Name and Address of Beneficial       Amount and Nature of
Title of Class                               Owner                    Beneficial Ownership      Percent of Class(1)
------------------------------ ----------------------------------- ---------------------------- --------------------
$.001 par value common stock   Stephen A. Levine, Ph.D.
                               2300 North Loop Road                               9,863,250(2)        67%(2)
                               Alameda, CA 94502

$.001 par value common stock   Susan D. Levine
                               2300 North Loop Road                               9,863,250(2)        67%(2)
                               Alameda, CA 94502

$.001 par value common stock   Manfred Salomon                                       99,750           .7%
                               2300 North Loop Road
                               Alameda, CA  94502

$.001 par value common stock   Officers and Directors as a group                  9,963,000           68%

(1)   Percentages are based on 14,666,200 shares outstanding on July 28, 2008.
(2) Represents 2,750,000 shares held jointly with the Company's Secretary, Susan D. Levine, and Chief Executive Officer, Dr. Stephen A. Levine, as community property; 6,092,308 shares held by them as Trustees of The
      Levine Family Trust (UTD March 21, 1990, as amended); and 707,692 shares held by them as Trustees of the Stephen and Susan Levine TR, the Levine
      Children's TR (UTD March 27, 1998).



                             EXECUTIVE COMPENSATION

The following table sets forth the remuneration to Allergy Research's named executive officers for the past three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                          Long Term Compensation
                                                                   -------------------------- ----------
                                      Annual Compensation                   Awards             Payouts
                              ------------------------------------ -------------------------- ----------

                                                            Other    Restricted  Securities
                                                            Annual      Stock    Under lying     LTIP      All Other
Name and Principal                 Salary       Bonus    Compensation  Award(s)    Options      Payouts   Compensation
Position               Year        ($)(6)        ($)         ($)         ($)          (#)        ($)           ($)
-------------------- -------- ------------- ---------- ----------- ------------ ------------- ---------- ------------
Stephen Levine, CEO  2005          309,616    100,000                                                      20,422(1)
                     2006          309,616     90,000                                                      20,422(1)
                     2007          323,359     90,000                                                      20,672(2)

Manfred (Fred)       2005          115,385    100,000                                                      10,500(3)
Salomon,             2006          115,385     90,000                                                      10,500(3)
President            2007          120,461    100,000                                                      11,000(3)

Susan Levine,        2005          186,562     40,000                                                      18,006(4)
Secretary            2006          186,562     36,000                                                      18,006(4)
                     2007          194,651     36,000                                                      18,256(5)

(1) Represents 401(k) matching funds of $11,000, long-term disability policy of $2,427 and a life insurance policy of $6,995.

(2) Represents 401(k) matching funds of $11,250, long-term disability of $2,427 and a life insurance policy of $6,995.

(3)  Represents 401(k) matching funds.

(4) Represents 401(k) matching funds of $11,000, long-term disability policy of $2,251 and a life insurance policy of $4,755.

(5) Represents 401(k) matching funds of $11,250, long-term disability policy of $2,251 and a life insurance policy of $4,755.

(6) There has not been a salary increase for officers since 2003. The 2007 wages were higher than 2005 and 2006 due to our bi-weekly processing of payroll and the timing of payments.

                                       3

During the fiscal years ended December 31, 2007 and 2006, we did not grant any stock options to executive officers. Options granted in 2003 are included in the table below:

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                          Number of Securities   % of Total
                          Underlying Options/    Options/SAR's Granted
                          SARs                   to Employees in           Exercise or Base       Expiration
      Name                Granted (#)            Fiscal Year               Price ($/Sh)           Date
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

Manfred Salomon           98,250(1)              26%                     $.40 per share         05/12/2008
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
(1) Exercised as to all shares on May 12, 2008.

The following table is intended to provide information as to the number of stock options exercised by each of the executive officers listed above, the value realized upon exercise of such options, and the number and value of any unexercised options still held by such individuals.

                                                                        Number of
                                                                        Securities
                                                                        Underlying            Value of Unexercised
                                                                        Unexercised           In-the-Money
                                                                        Options/SARs at       Options/SARs at FY-
                                                                        FY-End (#)            End ($)

                           Shares Acquired on                           Exercisable/          Exercisable/
Name                       Exercise (#)           Value Realized ($)    Unexercisable         Unexercisable
-------------------------- ---------------------- --------------------- --------------------- ----------------------

Manfred Salomon                                0                     0        98,250/0            $84,495/0(1)

(1)       On May 12, 2003, Allergy Research issued options to purchase 98,250 shares of common stock to Manfred Salomon under the Company's 1998
          Incentive Stock Option Plan. These options were exercised for $.40 per share on May 12, 2008, the expiration date, pursuant to Mr. Salomon's agreement not to dispose of the shares during the six months following the exercise date without Board approval.

REMUNERATION PAID TO DIRECTORS

With the exception of compensation paid to officers, no remuneration was paid to the Company's directors during its fiscal years ended December 31, 2006 and 2005; however, during 2007 we compensated our independent director $1,500 per meeting attended ($6,000). On July 11, 2006, the Company's stockholders approved compensation to our independent directors equal to $1,500 per meeting attended in person or by teleconference, plus reasonable travel expenses for in-person attendance.

EMPLOYMENT AGREEMENTS

We do not have a current employment agreement with any of our officers, including our Chief Executive Officer and our President.

EMPLOYEE BENEFITS

1998 Incentive Stock Option Plan. Our Board of Directors and stockholders adopted the 1998 Incentive Stock Option Plan on July 10, 1998 and reserved an aggregate of 1,000,000 shares of common stock for grants of stock options under the plan. The purposes of the 1998 Incentive Stock Option Plan are (a) to attract and retain the best available people for positions of substantial responsibility and (b) to provide additional incentives to the employees of the Company and to promote the success of the Company's business.

The 1998 Incentive Stock Option Plan is administered by the Board of Directors, which has the authority to select individuals who are to receive options under the Plan and to specify the terms and conditions of each option so granted (incentive or nonqualified), the vesting provisions, the option term and the exercise price. The 1998 Incentive Stock Option Plan includes two separate plans: Plan A provides for the granting of options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Plan B provides for the granting of non-qualified stock options. Each Plan will terminate on September 23, 2012, unless sooner terminated by the Board.

An option granted under the 1998 Incentive Stock Option Plan expires five (5) years from the date of grant or, if earlier, on the date of the optionee's termination of employment or service, or no more than six (6) months after the optionee's death or disability. Options granted under the 1998 Incentive Stock Option Plan are not generally transferable by the optionee except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by such optionee. The Board of Directors has authority to grant options under the 1998 Incentive Stock Option Plan to non-officer employees (including outside directors) of the Company and consultants to the Company at an exercise price not lower than the fair market value of the common stock on the date of grant.

In the event of (i) the merger or consolidation of the Company in which it is not the surviving corporation, or pursuant to which shares of common stock are converted into cash, securities or other property (other than a merger in which holders of common stock immediately before the merger have the same proportionate ownership of the capital stock of the surviving corporation immediately after the merger), (ii) the sale, lease, exchange or other transfer of all or substantially all of the Company's assets (other than a transfer to a majority-owned subsidiary), or (iii) the approval by the holders of common stock of any plan or proposal for the Company's liquidation or dissolution (each, "Corporate Transaction"), the Board of Directors will determine whether provision will be made in connection with the Corporate Transactions for assumption of the options under the 1998 Incentive Stock Option Plan or substitution of appropriate new options covering the stock of the successor corporation, or an affiliate of the successor corporation. If the Board of Directors determines that no such assumption or substitution will be made, each outstanding option under the 1998 Incentive Stock Option Plan shall automatically accelerate so that it will become 100% vested and exercisable immediately before the Corporate Transaction.

RULE 401(K) RETIREMENT PLAN. In January 1997, Allergy Research adopted the 401(k) Retirement Plan of its wholly-owned subsidiary, Nutricology, Inc. (the "401(k) Plan"). Eligible employees may contribute any portion of their annual compensation, subject to the limitations established annually by the Internal Revenue Service, and the Company will match 100 percent of an employee's contribution, limited to 5% of the employee's compensation. Total provisions with respect to these plans approximated $94,000 and $76,000, for the years ended December 31, 2007 and 2006, respectively. The lesser amount in 2006 is due to a refund of 2005 matching which was applied to 2006 and reduced the amount the company had to pay.

CAFETERIA PLAN. In May 1999, Allergy Research adopted the Nutricology, Inc./Allergy Research Group, Inc. Cafeteria Plan pursuant to section 125 of the Internal Revenue Code ("Cafeteria Plan"), retroactive to January 1999. Eligible employees may contribute a portion of their upcoming pay to special funds or accounts to pay for certain benefits under the Cafeteria Plan, including health care reimbursement, day-care assistance and insurance premiums on health care insurance programs. Ordinarily, these expenses would be paid with out-of-pocket, taxable dollars. Under the Cafeteria Plan, the amounts contributed are not subject to Federal income or Social Security taxes. Employees may submit requests for reimbursement of these expenses to the administrator of the Cafeteria Plan, BenefitStreet, at any time during a plan year. At the end of each plan year, the employees forfeit any unspent monies unless requests for reimbursement are made no later than 90 days after the end of the year. In 2005, the plan was amended to allow eligible expenses to include those incurred through March 15 of the following year. We automatically contribute enough of the employee's compensation to pay for insurance coverage provided under our health plan; however, it is up to the employee to determine the amount of any additional contributions.

COMPENSATION COMMITTEE FUNCTIONS

The Company does not currently have a compensation committee. Any compensation for officers must be approved by the Board of Directors. Compensation for Directors must be approved by the stockholders under the Company's Bylaws.

Our Board of Directors reviews compensation for all officers of the Company and determines the amount of compensation, including bonus compensation, based on employee performance and qualifications, market conditions and the Company's financial performance, among other criteria. In determining compensation, including equity compensation, the Board receives recommendations from the Company's senior management, which are typically presented to the Board by its Chief Executive Officer and Chief Financial Officer, Dr. Stephen Levine, and its President, Fred Salomon.

The following discussion sets forth the types of compensation, objectives and policies considered by our Board of Directors in establishing compensation for our executive officers, including Dr. Levine, Susan Levine and Fred Salomon, who are each listed on the Summary Compensation table below.

The Company's compensation policies are designed to attract and retain experienced and highly competent individuals and to provide incentives which reward contributions by such individuals to the success and implementation of our business strategies, while enhancing long-term stockholder value. At the same time, our executive compensation structure is relatively straightforward and simple in design, and is scaled in accordance with both the size and scope of our operations and the economies of the communities in which the Company operates and in which its executives are based.

Compensation of our executive officers consists primarily of a base salary, representing a "not-at-risk" component intended to provide market rate compensation to our officers for fulfilling the responsibilities of their respective positions, plus an "at-risk" component consisting of an opportunity for each of our key officers to receive a discretionary bonus at the end of the year. Discretionary bonuses are generally determined as an aggregate percentage of the Company's annual net income before taxes to be distributed to all employees as determined by the Board of Directors.

Our officers also participate in the 401(k) retirement plan that the Company makes available to substantially all of its employees, and a portion of any annual, discretionary contributions made by the Company to this plan is allocated to the account of each participating employee (including each participating executive officer). The Company's compensation programs do not include extensive fringe benefits for either officer or non-officer employees. The opportunity to participate in group insurance benefits is made available to all full-time employees, including our officers. Our employee benefit plans were discussed in more detail earlier.

From time to time, our Board of Directors may determine to grant options to purchase shares of our common stock to our executive officers and other employees as bonus or incentive compensation under our 1998 Incentive Stock Option Plan (discussed below). No options have been granted by our Board of Directors to any of our employees since 2003 and no options were outstanding as of July 28, 2008. Since 2004, the Board has granted incentive compensation in the form of annual cash bonuses as based on overall Company performance.

There is no predetermined target allocation or mix of the elements of compensation listed above. However, as described above and indicated by the Summary Compensation Table presented earlier, our Board of Directors intends that each executive officer's compensation will consist primarily of the base salary plus any annual bonus earned.

Our executive salaries are set at a level believed by the Board of Directors to be appropriate to the size and scope of the Company's operations, its reputation, financial results and position in the marketplace. Accordingly, the Board of Directors does not engage in any "benchmarking" or similar comparisons to a peer group of nutritional supplement companies in setting the compensation of our officers, since those companies vary widely in size, market position, quality and location.

The Board believes that providing each of our key executives with the opportunity to earn a bonus that can represent a significant portion of such officer's total compensation for any year in which the Company achieves significant pre-tax income, despite the difficult competitive conditions we have faced over the past two fiscal years provides the most direct and effective means of rewarding our officers for managing the Company in a manner that seeks to preserve and enhance stockholder value. Accordingly, for each of the last three years, the Board has provided the Company's executive officers with the opportunity to earn annual bonuses as reflected on the Summary Compensation Table. The Board of Directors retains the discretion to make changes or eliminate a bonus payment to any officer in accordance with its ultimate evaluation of such officer's performance during the year. In the usual case, if the Company is profitable bonuses will be paid accordingly. Reflecting the lower net earnings of the Company in 2005 and 2006, the Board decreased annual bonuses awarded to executive officers in 2005 by approximately 20% from bonuses awarded in 2004, and by approximately 10% in 2006 from 2005.

Our Board of Directors makes every reasonable effort to ensure that all compensation paid to our executive officers is fully deductible, provided it determines that application of applicable limits are consistent with our needs and executive compensation philosophy. Our income tax deduction for executive compensation is limited by Section 162(m) of the Internal Revenue Code to $1 million per executive per year, unless compensation above that amount is "performance-based." This limit applies to our Chief Executive Officer and the other executive officers that are most highly compensated. They are identified in the Summary Compensation Table below. We have not had any deductions limited by Section 162(m) of the Internal Revenue Code to date.

NOTICE TO STOCKHOLDERS OF ACTION APPROVED BY CONSENTING STOCKHOLDER

The following action was taken based upon the unanimous recommendation of Allergy Research's Board of Directors and the written consent of the consenting stockholders:


                                    ACTION 1

                   CHANGE IN INDEPENDENT DIRECTOR COMPENSATION


On July 24, 2008, the Board of Directors recommended and on July 28, 2008 the consenting stockholders unanimously adopted and approved an amended plan of compensation for the independent directors serving on the Allergy Research Board of Directors. The Board of Directors has determined that the existing compensation plan for independent directors, approved by the Stockholders at the Company's annual meeting held July 11, 2006, is no longer sufficient to enable the Company to attract to and maintain independent directors on our Board. On July 21, 2008, our Board of Directors appointed Paul R. Porreca to serve as an additional independent director on our Board. Following Mr. Porreca's appointment, the existing compensation plan whereby each independent director receives a flat fee of $1,500 per meeting attended in person or by teleconference, plus reasonable travel expenses for in-person attendance, was revisited.

The Board of Directors has determined that it is in the best interests of the Company and its stockholders that independent directors be appointed to our Board in order to enable the Company to establish independent board committees. It is also important to our success that we be able to maintain independent directors on our Board once they have been appointed. In constructing a new compensation plan for independent directors, our Board gave consideration to the fact that different directors would bring different skills and it was determined that, if a particular director could provide additional services to the Board outside of attendance at meetings, Allergy Research should have the flexibility to compensate them accordingly on an hourly basis. Based on review of the qualifications of the Board's existing members and the need to attract additional independent directors, the Board approved the payment of (a) $2,000 per Board or, other than the chairman thereof, committee meeting attended in person or by teleconference, plus reasonable travel expenses for in-person attendance, (b) $2,500 per committee meeting attended by the chairman of such committee, and, (c) an hourly rate of, in the Board's discretion, up to $250 per hour for services rendered to the Board outside of formal meetings of the Board or committee provided such services are related solely to the individual member's service on the Board or a committee of the Board.

In determining the independence of directors, our Board of Directors considers information regarding the relationships between each director and his or her family and us. Our Board of Directors makes its determinations under the listing requirements of the FINRA. The FINRA independence definition includes a series of objective tests, such as the director is not our employee and has not engaged in various types of business dealings with us. As required by the FINRA listing requirements, our Board of Directors makes a subjective determination as to each independent director that no relationships exist that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

It is the practice of the Board of Directors to meet at least four (4) times annually to review the Company's annual and quarterly financial statements and reports, and to hold additional meetings as necessary to discuss the Company's business and financial affairs. Because some of our directors may be compensated on an hourly basis in addition to attendance at Board meetings, we cannot predict total compensation to independent directors for the fiscal year ending December 31, 2008, nor can we provide a table based on meetings held in 2007 which would give stockholders an idea of what would have been paid to independent directors during that year had the plan been in place for that time period. During the fiscal year ended December 31, 2007, the Company paid our independent director, Ed Kane, a total of $6,000 (or $1,500 for each of four meetings attended in person or by teleconference). Had all independent directors been paid $2,000 per meeting with no hourly fees during the fiscal year ended December 31, 2007, total compensation would have been as follows:

                                NEW PLAN BENEFITS
                     INDEPENDENT DIRECTOR COMPENSATION PLAN

NAME AND POSITION                     DOLLAR VALUE ($)        NUMBER OF UNITS(3)
-----------------                     ----------------        ---------------

Stephen A. Levine, CEO and CFO        None                    N/A

Manfred (Fred) Salomon,               None                    N/A
President(4)

Susan Levine,                         None                    N/A
Secretary and Vice President

Executive Group                       None                    N/A

Non-Executive Director Group(1)       $16,000 (2)             N/A

Non-Executive Officer Employee Group  None                    N/A

     (1) Currently, we have two independent directors, Ed Kane and Paul R. Porreca.

     (2) Based on four board meetings attended in person or by telephone by both directors during the fiscal year ended December 31, 2007, assuming compensation under the new plan at $2,000 per meeting and no hourly compensation. There were no committee meetings held during 2007.

     (3) No non-cash compensation will be received by independent directors under the plan.

     (4) Mr. Salomon is not a nominee for director, nor has he held a position on the Board of Directors at any time.


                      ADDITIONAL AND AVAILABLE INFORMATION

Allergy Research is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the Securities and Exchange Commission ("SEC") at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330. Our filings are also available to the public on the SEC's website (www.sec.gov). Copies of such materials may also be obtained by mail from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates.

                       STATEMENT OF ADDITIONAL INFORMATION


Allergy Research's Annual Report on Form 10-KSB filed with the SEC on March 31, 2008, Quarterly Report filed on Form 10-QSB on May 13, 2008, and Current Report on Form 8-K filed on July 24, 2008 have been incorporated herein by this reference.

Allergy Research will provide without charge to each person, including any beneficial owner of such person, to whom a copy of this Information Statement has been delivered, on written or oral request, a copy of any and all of the documents referred to above that have been or may be incorporated by reference herein other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein).

All documents filed by Allergy Research pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Information Statement shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.


                           COMPANY CONTACT INFORMATION

All inquiries regarding Allergy Research should be addressed to Fred Salomon, President, at Allergy Research's principal executive offices, at: Allergy Research Group, Inc., 2300 North Loop Road, Alameda, California 94502, telephone
(510) 263-2000.



                                     By Order of the Board of Directors of

                                     ALLERGY RESEARCH GROUP, INC.


                                     By: /s/ Stephen A. Levine
                                         ---------------------------------------
                                     Stephen A. Levine, Chief Executive Officer,
                                     Chief Financial Officer and Director




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